UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

PARKS! AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

Larry Eastland
EDLA Family Limited Partnership
Jay Pitlake
Ben Smith
Jay Goldman
Richard Jackson
Robert O’Brien
The Nominees

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

CONSENT SOLICITATION STATEMENT

OF

Larry Eastland
EDLA Family Limited Partnership
Jay Pitlake
Jack Klosterman
Ben Smith
Jay Goldman
Richard Jackson
Robert O’Brien
The Nominees
---------------------------

INTRODUCTION

EDLA Family Partnership. (“EDLA” collectively with the other participants in this solicitation,  “we ” “us ” or “Participants” ), is furnishing this Consent Solicitation Statement (the  “Consent Statement”) in connection with our solicitation of written consents from the holders of common stock, par value $.001 per share (the  “Common Stock”), of Parks! America, Inc. ( “Parks!” or the Corporation ”), a Nevada corporation with principal executive offices at 1300 Oak Grove Road, Pine Mountain, GA 31822, to take the following actions without a stockholders’ meeting in accordance with Nevada law:

(1)          To elect the following individuals (the “Nominees”) as directors of the Corporation, to serve until the next annual meeting and until their successors are elected and qualified (Proposal 1); and

Larry Eastland;
Queenie Lai;
Michael Lempres;
Jack Klosterman;
Roderick Davies;
Mark D. Stubbs,
Bart Marcois;
Jonathan Wing Lock, So; and
Richard Nguyen Huu Nam.

(2)          To amend Article IV, Section 4.4 of the Corporation’s By-Laws, as amended from time to time (the  “By-laws ”) to increase the number of directors to 15 ( Proposal 2 ”).

WE ARE MAKING THIS CONSENT SOLICITATION ON OUR OWN BEHALF AND NOT BY OR ON BEHALF OF PARKS!. WE ARE ASKING THE STOCKHOLDERS OF THE CORPORATION TO ACT BY WRITTEN CONSENT WITH RESPECT TO THESE PROPOSALS ON THE ACCOMPANYING CONSENT CARD.

A consent solicitation is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. Whereas at special or annual meetings of stockholders at which a quorum is present, proposed actions generally only require that a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon vote in favor of a proposal, a written consent solicitation requires the majority vote of all outstanding shares of a company, unless a higher vote is required. A higher vote is not required for the stockholders to pass these Proposals.

This Consent Statement and the enclosed consent card are first being furnished to certain stockholders of Parks! on or about [____], 2009.

Pursuant to Section 78.320 of the Nevada Revised Statute (“NRS”), for the Proposals to be effective, the Corporation must receive properly completed and duly delivered unrevoked written consents to the Proposals from holders of record of a majority of the shares.  We anticipate soliciting consents beginning on the day this Consent Statement is first provided to stockholders until such time as we have received consents from a majority of the issued and outstanding shares Common Stock.  Upon receiving consents from a majority of the issued and outstanding shares of Common Stock entitled to vote on the Proposals, we shall submit such consents to the Corporation at which time the consents shall be irrevocable.  Prior to us submitting such consents to the Corporation, the consents shall be revocable as provided for below.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Important Notice Regarding the Availability of Proxy Materials for the
 Consent Solicitation

The consent solicitation statement is available at
http://[____________]

OUR CONCERNS AND PAST ACTIONS

We beneficially own approximately 23% of Parks! Common Stock and have long been concerned about Parks! stock price performance and the quality of leadership and corporate governance. We believe that a fundamental tenet of stockholder democracy is that management must be accountable to the stockholders.  At present, none of the serving directors have been elected by the stockholders.  Instead, they have been appointed to their current positions by the other members of the board.  Additionally, these same directors also service as the Corporation’s officers.   This creates an inherent conflict of interest.  We propose to increase the number of independent directors on the Corporation’s board.  We believe that once a majority of the board is independent, and nominated by a majority of the shareholders, that management’s interest will be better aligned with that of the shareholders.

Although we strongly believe that the adoption of the Proposals will serve to increase stockholder value, we can give no assurances that approval of the Proposals will produce that intended result. Nor can we assure you that that the newly composed board, or any successor officers which they may appoint, will be more effective at increasing stockholder value or making strategic decisions that will better serve all stockholders.

On June 25, 2009, we sent an open letter to the Corporation’s board of directors and a Written Demand for a special meeting of the shareholders as provided for in Article III Section 3.3 of the Corporation’s By-Laws.  The purpose as stated in the written demand was for the election of several nominees included in this consent.  A copy of the letter and demand were filed with the Securities and Exchange Commission (“SEC”) as Exhibit 2 to our Schedule 14A, as amended, filed on July 6, 2009.

On July 2, 2009, we received a response from the Corporation’s board of directors informing us that the board would call an annual meeting at their discretion.  This response is in direct contradiction to the Corporation’s bylaws.  A copy of the letter is attached as Annex 3 hereto.

The various letters, notices and demands described above are qualified in their entirety by reference to the full text of each such letter, notice or demand. Stockholders are strongly encouraged to review each such letter, notice or demand on the SEC’s website.

WE RECOMMEND THAT YOU CONSENT TO ALL OF OUR PROPOSALS

Approval of each of the Proposals requires the affirmative consent of the holders of a majority (i.e., more than 50%) of the issued and outstanding shares of Common Stock on the Record Date (as defined below). Although we encourage you to consent to each Proposal, you have the right to consent to some of the Proposals without consenting to all of the Proposals.

YOUR CONSENT IS IMPORTANT!

TO CONSENT TO OUR PROPOSALS, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED CONSENT CARD.

If your shares of Common Stock are held in your own name, please sign, DATE and mail or hand-deliver the enclosed consent card today in the enclosed postage-paid envelope to Regan & Associates, Inc.  at the address below.

If your shares of Common Stock are held in “Street Name,” only your bank or broker can execute a consent on your behalf, but only upon receipt of your specific instructions. Please sign, DATE and mail or hand-deliver the enclosed consent instruction form to your bank or broker today in the postage-paid envelope provided. To ensure that your consent is effective, please contact the persons responsible for your account and instruct them to execute the consent card on your behalf and make sure to DATE the consent.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN EXECUTING OR DELIVERING YOUR CONSENT, PLEASE WRITE TO OR CALL:

Regan & Associates, Inc.
505 Eight Avenue, Suite 800
New York, New York, 10018
Phone 212-587-3005
Facsimile 212-587-3006

IF YOU DO NOTHING OR ABSTAIN, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE PROPOSALS.

YOUR CONSENT IS EXTREMELY IMPORTANT. PLEASE SIGN, DATE AND RETURN THE CONSENT CARD TODAY.

FACTS ABOUT OUR SOLICITATION OF CONSENTS

We may solicit consents by mail, advertisement, telephone, facsimile, e-mail, or in person. Solicitations may be made by our agents and/or their employees, none of whom will receive any additional compensation for such solicitations. We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the shares of Common Stock which such individuals or entities hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to the beneficial owners of the Common Stock.

EDLA has retained Regan & Associates, Inc,(“Regan”) to conduct the solicitation, for which Regan is to receive a fee of $5,000, plus reimbursement for reasonable out-of-pocket expenses.  It is anticipated that Regan will employ approximately 6 persons to solicit consents from Park! Shareholders.  The total expenditures in furtherance of, or in connection with, the solicitation of consents is approximately $10,000 to date, and is estimated to be $100,000 in total.

EDLA will pay all costs associated with this solicitation of consents.  EDLA intends to seek reimbursement for the costs and expenses associated with the solicitation in the event that any of the Nominees are elected to the Corporation’s board of directors, but does not intend to submit the issue of reimbursement to a vote of the security holders.

VOTING RULES AND PROCEDURES

The shares of Common Stock are the only class of capital stock of the Corporation entitled to consent to and authorize the Proposals. Every holder of Common Stock on the Record Date is entitled to one vote for each share of Common Stock held.

The record date for determining stockholders entitled to consent and authorize the Proposals is the day on which we receive consents representing a majority of the issued and outstanding shares of Common Stock (“Record Date”).  As set forth in the Parks!’s 2009 10-Q filing, there 53,606,537 shares of Common Stock outstanding and entitled to vote as of August 12, 2009.

The Proposals will each be approved upon the affirmative vote of a majority of all shares of the Common Stock of the Corporation then outstanding. Only shares of Common Stock that are voted in favor of a particular proposal will be counted toward such proposal’s attaining a majority of votes.

An executed consent card may be revoked at any time prior to us submitting consents representing a majority of the issued and outstanding shares of Common Stock and voting in favor of the Proposals by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Corporation or to Regan. Although a revocation is effective if delivered to the Corporation, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Regan at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when consents to the Proposals have been received from the holders of a majority of the outstanding shares.

CONSENT PROCEDURE UNDER NEVADA LAW

NRS 78.320 generally provides that, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

The Corporation’s certificate of incorporation does not prohibit, and therefore permits, the Corporation’s stockholders to act by written consent. In addition, Article III Section 3.15 of the Corporation’s By-laws permit the stockholders to act by written consent.

We intend to notify Parks!’s stockholders, to the extent permitted by law, of relevant information regarding the consent solicitation via press release(s) that will also be filed with the SEC.

SPECIAL INSTRUCTIONS

IMPORTANT: IF YOU HOLD SHARES THROUGH A BROKER OR BANK, ONLY IT CAN EXECUTE A CONSENT CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THEM TO EXECUTE THE CONSENT CARD ON YOUR BEHALF TODAY.

If the record holder signing, dating and returning the consent card has failed to check a box marked CONSENT,” DOES NOT CONSENT” or ABSTAIN” for any of the Proposals, such record holder will be deemed to have consented to each such Proposal.

HOW TO DELIVER YOUR CONSENT

If you are a registered stockholder, please promptly sign, date and mail the enclosed consent card in the enclosed postage-paid envelope to the following address:

Regan & Associates, Inc.
505 Eight Avenue, Suite 800
New York, New York, 10018
Phone 212-587-3005
Facsimile 212-587-3006

Please call Regan & Associates, Inc. if you require assistance voting your shares or have any questions.

If you hold your shares through a bank, broker, custodian or other record holder, please promptly sign, date and mail in the post-paid envelope provided in the enclosed consent card (or voting instruction form) you received from the brokerage firm, bank nominee or other institutions in whose name your shares are held.

Important Instructions For “Street Name” Stockholders

If any of your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only that institution can sign a consent card with respect to your shares and only after receiving your specific instructions. Accordingly, please promptly sign, date and mail in the postage-paid envelope provided the enclosed consent card (or voting instruction form) you received from the brokerage firm, bank nominee or other institutions in whose name your shares are held. Please check the voting instruction form used by that broker, bank or other institution to see if it also offers telephone or Internet voting. Please do so for each account you maintain to ensure that all of your shares are voted.

To ensure that your shares are voted in accordance with your wishes, you should also contact the person responsible for your account and give instructions for a consent card to be issued representing your shares of Common Stock.

WHO WE ARE

The Participants are (1) EDLA, (2) Larry Eastland (3) Jay Pitlake, (4) Jack Klosterman, (5) Ben Smith, (6) Jay Goldman, (7) Richard Jackson, (8) Robert O’Brien and (7) the Nominees.

EDLA Family Limited Partnership & Larry Eastland

EDLA Family Limited Partnership (“EDLA”) is an Idaho Limited Partnership principally engaged in the business of investing.  EDLA is controlled by Larry Eastland.  EDLA is the direct beneficial owner of 10,020,000 shares of the Issuer, par value $0.001 common stock (“Shares”).  Mr. Eastland, through his control of EDLA, may be deemed to be the indirect beneficial owner of the Shares which represents approximately 19% of the outstanding voting shares of the Issuer as of the close of business on June 25, 2009 (and all share information contained herein is as of such time).   Mr. Eastland and his wife, Beverly Eastland, are the sole limited partners of EDLA and share a pecuniary interest in the Shares.  Mr. Eastland also owns 139,000 shares as his sole and separate property. Mr. Eastland was the former Chief Executive Officer and on the board of directors of the Corporation.   For a description of Mr. Eastland’s occupation and business experience, please see the section of this Consent Solicitation Statement entitled “Information With Respect To The Nominees.”  The business address of EDLA is 12679 Promontory Road, Los Angeles, CA 90049.

Jay Pitlake

Jay Pitlake is the direct beneficial owner 3,575,000 Shares which represents approximately 7% of the outstanding voting shares of the Issuer.  Mr. Pitlake is an investor and entrepreneur with a business address of 1878 Edward Lane, Merrick NY 11566.

Louise Pitlake, Mr. Pitlake’s spouse, is the beneficial owner of 225,000 Shares.  Ms. Pitlake has sole voting and dispositive power with regard to her shares.   Mr. Pitlake, by virtue of his relationship to Ms. Pitlake, may be deemed to beneficially own the shares which Ms. Pitlake owns.  Mr. Pitlake disclaims beneficial ownership of such shares for all purposes.

Jack Klosteman

Jack Klosterman, one of the nominees, is the direct beneficial owner of 716,526 Shares.  For a description of Mr. Klosteman’s occupation and business experience, please see the section of this Consent Solicitation Statement entitled “Information With Respect To The Nominees.” Mr. Klosteman’s business address is 134 S. Larchmont Blvd Los Angeles CA 90004.

Ben Smith

Ben Smith is the beneficial owner of 1,200,000 million Shares.  Mr. Smith is an entrepreneur and investor.  Mr. Smith’s business address is 7320 FM 2799 Jasper TX 75951.

Jay Goldman

Jay Goldman is the beneficial owner of 265,000 Shares.  Mr. Goldman is an attorney with a primary business address of 41 Vineyard Road, Newton, MA. 02459

Richard Jackson

Richard Jackson is the beneficial owner of 75,000 Shares.  Mr. Jackson is an accountant with a business address of  960 Broadway, Suite 415, Boise ID 83706  He is a partner in Jackson Coles LLP., a CPA firm.

Robert O’Brien

Robert O’Brien is the beneficial owner of 338,334 Shares.  Mr. O’Brien is an investor and President of the Spokane Quotation Bureau.  Mr. O’Brien’s business address is 1511 S. Riegel Ct., Spokane Valley, WA.  99212.

The holdings above are as of September 6, 2009.

TRANSACTIONS OF THE PARTICIPANTS IN CORPORATIONS SECURITIES

Annex 2 attached  hereto  sets  forth,  as to the  Nominees  and the other Participants,  all  transactions in securities of Parks! America, Inc.  effected during the past two years and their beneficial ownership of securities of the Corporation.

TRANSACTIONS WITH PARTICIPANTS

Except as described below, since the beginning of the registrant's last fiscal year, no Participant has been a party to a transaction, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $ 120,000, and in which any Participant had or will have a direct or indirect material interest:

Information regarding disclosure of employment relationships or transaction involving participants who were previously directors executive officer and any related compensation solely resulting from that employment relationship or transaction is incorporated by reference from section of this Consent Solicitation entitled “Compensation.”

ADDITIONAL INFORMATION WITH REGARD TO PARTICIPANTS

Except as set forth herein and the exhibits and attachments, during the past 10 years, (i) no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any of the Corporation’s securities; (iii) no participant in this solicitation owns any of the Corporation’s securities which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any of the Corporation’s securities during the past two years; (v) no part of the purchase price or market value of the Corporation’s securities owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any of the Corporation’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any of the Corporation’s securities; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Corporation; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Corporation’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future employment by the Corporation or its affiliates; (xi) no participant in this solicitation has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party; (xii) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting; (xiii) no participant in this solicitation is aware of any arrangement (including any pledge, voting trust, or contract for sale) which may at a subsequent date result in a change in control of the Corporation; (xvi) no participant in this solicitation is aware of any arrangement, or has reason to believe that any arrangement exists, under which 5% or more of any class of the Corporation’s voting securities is held or is to be held subject to any voting agreement, voting trust or other similar agreement; (xv) no participant in this solicitation is aware of any person or group that holds beneficial ownership of more than 5% of the outstanding shares of the Corporation or has the right to acquire beneficial ownership of more than 5% of such outstanding voting securities, except for persons or groups who may be identified through a review of publicly available information regarding the beneficial ownership of the Corporation.

PROPOSAL 1
 ELECTION OF DIRECTORS

We believes that the Stockholders should elect the Nominees as directors of the Company to serve until the next annual meeting and until their successors are elected and qualified;

There are only nine (9) nominees named in this consent solicitation statement, and, therefore, the holders of Consents shall only be entitled to vote for nine (9) nominees. It is presently unclear how many directors are authorized although the Corporation currently has six (6) directors.  In the event the shareholders elect more directors than currently authorized, that number of authorized directors will be automatically increased.

Each nominee has executed a consent in the form attached hereto as Annex 2 agreeing to serve as a director in the event of their respective election.

WE RECOMMEND THAT YOU CONSENT TO THIS PROPOSAL 1 RELATING TO THE ELECTION OF THE NOMINEES.

YOUR CONSENT TO PROPOSAL 1 WILL AUTOMATICALLY RESULT IN AN AMENDMENT TO THE CORPORATION’S BY-LAWS AND THE DEFACTO CONSENT OF PROPOSAL 2.

INFORMATION WITH RESPECT TO THE NOMINEES

Listed below are the Nominees, with information showing the principal occupation or employment of the Nominees, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such Nominees’ business experience during the past five years.

Name	Principal Occupation	Age	Director Since
Larry L. Eastland, Ph.D	Chairman of the Board and CEO of LEA Capital Advisors, Inc.	66	2003-2009

Queenie Lai	Attorney at Slaughter and May	30	N/A

Roderick Davies	CEO of Timex Assets and Services, Inc.	61	N/A

Mike Lempres	Principal, Sawtooth Strategies Group, PLLC	49	N/A

Jack Klosterman	Partner at Klosterman Business Management	58	N/A

Mark D. Stubbs	Partner at Fillmore Spencer, LLC	58	N/A

Bart Marcois	President and Chairman of Marcois Partners International Corporation	50	N/A

Jonathan Wing Lok, So	Entrepreneur	43	N/A

Richard Nguyen Huu Nam	Vice-Chairman and CEO of Asean Capital, Inc.	42	N/A

Larry L. Eastland, Ph. D.
 Dr. Eastland, age 66, is Chairman of the Board of LEA Capital Advisors, Inc., a business management and capital advisory company, and served as its predecessors’ Managing Director from inception in 1978.  He was President, CEO and the Chairman of the Board of Directors of Parks! America, Inc. (FKA Great American Family Parks, Inc.) from December 23, 2003 to March 30, 2009.  Dr. Eastland has engaged in a variety of entrepreneurial pursuits since leaving the White House in 1977, where he served as Staff Assistant to President Gerald Ford.  He was the President of TBAY Holdings, Inc., from January 2002 until December 2004, during which time the company was under contract with the United States Bankruptcy Court for the Southern District of Florida to assist in the sale of assets.  Dr. Eastland received a B.A. in Political Science and International Relations from Brigham Young University in 1967, and an M.A. and Ph.D. in quantitative behavioral research from the University of Southern California in 1973 and 1976, respectively.  He is the father of Christopher L. Eastland, a member of the Board of Directors of Parks! America, Inc.

Queenie Lai, Esq.
Queenie Lai, age 30, is an international attorney with Slaughter and May in London, England (2008-2009) as well as a Associate with Yorkshire Capital Limited, Hong Kong and London (2008-2009) where she acts as the coordinator to raise funds for corporate clients from a diverse range of industries, including Yunnan mining project, Fujian paper manufacturing company, Thailand distressed fund, carbon trading initiative in Asia.  Previously, Ms. Lai was Associate Solicitor, Private Equity Group, Clifford Chance, London where she acted as the lead legal review coordinator in mergers and acquisitions for several companies in 2006-2007.  From 2003-2004 she was an Associate Solicitor, Corporate Group Clifford Chance, Shanghai. She earned a Master of Laws from Georgetown University, a Postgraduate Certificate in Law from the University of Hong Kong, a Bachelor of Arts in Law and Master of Arts from the University of Cambridge, U.K. and an International Baccalaureate from the United World College of South East Asia, Singapore.

Roderick D. Davies
Roderick Davies, age 61, is CEO of Timex Assets and Services, Inc. (2009), a U.S. public company with operations in Vietnam.  From 2003 to present, he has been the owner of New Horizons LLC. and Asian Sources LLC. He has more than ten years of experience in construction management with his own company (Architectural Special Products, Inc. in Florida) (1985-1995) providing consulting services to architects, and is a certified Construction Documents Technologist.   Additionally, he is an advisor to a Boston-based group (2008 to present) that has developed software for convenience store operations in addition to convenience store market research.  His international experience is wide and varied including managing contracts, and process and conflict resolution for U.S. companies acquiring assets in China.  Mr. Davies is a mechanical engineer by training at both Brigham Young University and the University of Michigan.  He was a Fellow at Taunton College in Somerset, England, and has advanced educational certification by the Construction Specifiers Institute as a Construction Documents Technician (CSI-CDT).

Michael Lempres, Esq.
Mike Lempres, age 49, serves as a Principal in Sawtooth Strategies Group, specializing in helping investors access US government support, locate funding and identify partners for joint ventures, particularly those involving third country governments. Representations include a British firm looking for funding and partner for African project; and, a U.S. company seeking to expand operations in Eastern Europe.  He was recently General Counsel and Chief Operating Officer of Aegis, LLC (July 2008 to August 2009).  He brings decades of government and private sector experience to his role at Aegis.  Previously, he led the international division, and was Executive Managing Director and Counsel to The Carmen Group, Inc. (2006 – July 2008), a major Washington, D.C. lobbying and investment consulting firm. In government, he has served in senior appointments in three Presidential administrations in positions ranging from: Vice President at the U.S. Overseas Private Investment Corporation (2002-2005); Deputy Associate Attorney General (1992-1993); Director of the Office of International Affairs at the U.S. Department of Justice (1991-1992); Executive Commissioner of the Immigration and Naturalization Service (1989-1991); and White House Fellow (1988-1989).  Upon leaving the Department of Justice, he was awarded the Edmund J. Randolph Memorial Award, the Department’s highest honor for outstanding service and contribution to the cause of justice.  Outside of government, he has served as an attorney and business leader.  Lempres worked as the General Counsel and Corporate Secretary of the Pacific Exchange, a national securities exchange, and helped guide the exchange through a demutualization and merger into what became part of the New York Stock Exchange (2000-2002).  He is a graduate of Dartmouth College (1981) and the Boalt Hall School of Law at the University of California (1985).

Jack Klosterman
Jack Klosterman, age 58, has over 35 years of experience working with a wide range of businesses beginning in 1972 to present as a Partner in Klosterman Business Management, Los Angeles, California.  He has been Managing Partner since 1977.  Since June 2007 he has also been the CFO of KFS, Inc.  From December, 2003 through March, 2006 he was Corporate Secretary/Treasurer of Great American Family Parks, Inc.  From January, 2002 through December, 2004, Mr. Klosterman was Corporate Secretary/Treasurer for TBAY Holdings, Inc. until its acquisition of a Shanghai-based cell phone manufacturer and distributor.  He attended California State University, Northridge in accounting.

Mark D. Stubbs
Mark D. Stubbs Age 58. has been a partner at Fillmore Spencer LLC, Attorneys at Law since 2001.  Mr. Stubbs received his Juris Doctorate from  J. Ruben Clark Law School Brigham Young University 197, and his Bachelors of Art from  BYU in 1974.

Bart Marcois
Bart Marcois.  Age 50 is has been President and Chairman of Marcois Partners International Corporation (an international business consulting firm) since 2008.   A former U.S. Foreign Service Officer, Mr. Marcois served as Executive Vice President of RJI Capital Corporation, an international investment banking and commercial intelligence firm from 2003 to 2008.  From 2002 to late 2003 Mr. Marcois served as the Principal Deputy Assistant Secretary of Energy for Policy and International Affairs at the US Department of Energy.  He holds a Bachelor of Science degree from Brigham Young University.

Jonathan Wing Lok, So
Jonathan Wing Lok, So age 43 is an entrepreneur who for the past several years has founded and operated several companies based in China and the United States including: Global Sources Merchandising Pte Ltd, EATWARE Global Corp. (OTCBB), Joint Hilton International Limited, Intelli-Media Group Holdings) Limited.  He studied at Baptist College, Yu Chun Keung Memorial College, and Oberlin College.

Richard Nguyen Huu Nam.
Richard Nguyen Huu Nam, age 42, has been Vice-Chairman and CEO of Asean Capital, Inc. since 2008.  Mr. Nguyen Huu Nam has also been Vice-Chairman of EPS, Inc. in Vietnam for the past five years.  Mr. Nguyen Huu Namm is an associated person of Mr. Eastland by Mr. Eastland’s 22% indirect ownership of Asean Capital, Inc.

Compensation

The following table sets forth information for our most recently completed fiscal year concerning the compensation of the Nominees who earned over $100,000 in salary and bonus during the last most recently completed fiscal years ended December 31, 2008 and 2007.  No other employees earned a salary over $100,000 in the last completed fiscal years.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Award ($) (f)(2)	Nonequity Incentive Plan compensation ($) (g)	Non-qualified deferred compensation earning ($) (h)	All other Compensation ($) (i)(1)	Total ($) (j)

Larry Eastland Former CEO and Director	2008	$153,833		(1)					$153,833
	2007	$120,000		(1)					$120,000

_______________________________________________
(1)	Does not include a stock grant of 25,000 common shares as compensation for services provided as a director. The grant was valued at less than $10,000.

Employment Agreements and Arrangements

On February 1, 2005, the Corporation entered into an employment agreement with Larry Eastland, who was at the time the Corporation’s  President and CEO. The agreement provided for a base annual salary of $120,000, for part-time employment until a second theme park was acquired.  The agreement has a base term of three (3) years and is effective retroactively as of February 1, 2005.  The agreement was thereafter renewable for additional periods of two (2) years, unless the Corporation provided notice to the contrary. Upon the Corporation’s acquisition of a second theme park, the base annual salary would adjust to $170,000.

In addition, Dr. Eastland was entitled to receive an annual cash bonus based upon a percentage of our pre-tax income (as defined therein) for each fiscal year covered by the employment agreement at a percentage of 2%.  No bonus is payable unless and until the Company earns pre-tax income in excess of $500,000.  Each of the employment agreements also provides for the payment of additional severance compensation, in amounts based on a formula of not less than three (3) times the executive's then current base salary, at any time during the term thereof when either of the following occurs: (i) the agreement is terminated by us without cause (as defined therein), or (ii) terminated by the executive due to a change in control (as defined therein).  These agreements also entitle the officers to participate in the Stock Option Plans.  Upon hiring additional marketing personnel, we may enter into additional employment agreements, which we anticipate may contain similar terms to our existing employment agreements.

Mr. Eastland resigned as Chairman and Chief Executive Officer of the Company effective March 28, 2009.  In connection with his resignation, the Company entered into a mutual release with Mr. Eastland and also agreed to a severance package under which Mr. Eastland would continue to receive his base salary for a period of six months.

TRANSACTIONS WITH NOMINEES

Except as described below, since the beginning of the Corporation’s last fiscal year, no Nominee has been a party to a transaction, or any currently proposed transaction, in which the Corporation was or is to be a participant and the amount involved exceeds $ 120,000, and in which any Nominee had or will have a direct or indirect material interest:

Information regarding disclosure of employment relationships or transaction involving nominees who were previously directors or executive officer and any related compensation solely resulting from that employment relationship or transaction is incorporated by reference from section of this Consent Solicitation entitled “Compensation.”

PROPOSAL 2
AMENDMENT OF BYLAWS

Article IV Section 4.4 of the By-Laws states:

“The Board shall consist of no fewer than one (1) and no more than eleven (11) directors.  The corporation shall have three (3) directors until that number is changed in accordance with these Bylaws.  If the shareholders elect a greater or lesser number of directors than is specified in this section, then election of that number shall automatically amend these Bylaws to increase the number of directors to the number elected.”

At present, it is not clear whether the By-Laws have been properly amended to allow for more than three (3) directors.  Although the amendment to the By-Laws will automatically occur upon the approval of Proposal 1, we are none the less submitting the Proposal to the stockholders and seeking their consent for purposes of transparency and good corporate governance.

WE RECOMMEND THAT YOU CONSENT TO THIS PROPOSAL 2 RELATING TO THE AMENDMENT OF THE BY-LAWS.

DISSENTER’S RIGHTS OF APPRAISAL

Stockholders have no dissenter’s rights of appraisal of similar rights with respect to the Proposals.

SECURITY OWNERSHIP

Information about the security ownership of certain beneficial owners of Common Stock is set forth on Schedule 1 attached hereto and incorporated herein by reference.

Annex 1

SECURITY OWNERSHIP

The table below, using the information provided in the annual report filed by Parks! American, Inc. (“Parks!” or the  Corporation ”) with the Securities and Exchange Commission on May 15, 2009 (the  Parks! 2009 Annual Statement”), sets forth, stock ownership of all persons known by the Corporation to own beneficially 5% or more of the outstanding shares of the Corporation’s voting stock, each director, each current executive officer named in the Summary Compensation Table of the Parks! 2009 Annual Statement and all directors and current executive officers of the Corporation as a group. The participants in this solicitation take no responsibility for the accuracy or completeness of such information contained in the Parks! 2009 Annual Statement.

Name of Beneficial Owner	Title of Class	Number of Shares Owned (1)	Percent (2)
EDLA FLP	Common Stock	10,020,000 (3)	18.9%
Larry L. Eastland	Common Stock	25,000	18.9
Richard Jackson JACKSON COLES, PLLC Certified Public Accountants 960 Broadway, Suite 415 Boise, ID 83706	Common Stock	75,000	*
Jane Klosterman	Common Stock	3,2000,000	5.9%
Jeffrey Lococo	Common Stock	50,000	*
Christopher L. Eastland	Common Stock	250,000	*
James Meikle	Common Stock	1,775,000	3.4%
Tristan Pico	Common Stock	50,000	*
Jay Pitlake 1878 Edward Lane Merrick, NY 11566	Common Stock	3,475,000	6.5%
All Officers and Directors as a Group (8)		14,975,000	29%
Dale Van Voorhis * Less than 1%	Common stock	1,750,000	3.3%

(1) Under Rule 13d-3 under the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by that person (and only that person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership with respect to the number of shares of our common stock actually outstanding at May 5, 2009.

(2) Based upon 52,106,537 shares of common stock issued and outstanding as of May 5, 2009 except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Represents 10,020,000 shares of common stock owned by EDLA FLP, of which Mr. Eastland is the general partner.

Annex 2

SECURITY OWNERSHIP OF THE PARTICIPANTS

The following table sets forth the name and the number of shares of Common Stock of the Parks! beneficially owned as of 6 September, 2009, by us and the Nominees.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned		Percent of Class
EDLA Family Limited Partnership	10,020,000
Larry Eastland	10,159,000	(1)
Jay Pitlake	3,575,000
Jack Klosteman	716,526
Ben Smith	1,200,000
Jay Goldman	265,000
Richard Jackson	75,000
Robert O’Brien	338,334
Queenie Lai	0
Roderick Davies	0
Mike Lempres	0
Mark Stubbs	100,000
Bart Marcois	0
Jonathan Wing Lok, So	0
Richard Nguyen Huu Nam	0

(1)           Mr. Eastland, as the general partner of  the EDLA Family Limited Partnership, has indirect beneficial ownership, dispositive and voting control of the shares held by the EDLA Family Limited Partnership

TRANSACTIONS OF THE PARTICIPANTS IN CORPORATIONS SECURITIES

TWO YEAR SUMMARY TABLE

The following table  indicates the date of each purchase and sale of Shares,  as well as the exercise of call options,  by the Participants and Nominees  within the past two years,  and the number of shares in each such  purchase,  sale,  or call  option exercise.

Name	Date	Shares Purchased
Larry Eastland	August 8, 2007	5,000
	August 3, 2007	5,000
	August 2, 2007	5,000
	July 26, 2007	4,500
	July 17, 2007	5,000
	July 16, 2007	5,000
	July 10, 2007	3,500
	June 29, 2007	5,000
	June 19, 2007	9,000
	June 14, 2007	5,000
	June 13, 2007	10,000
	June 12, 2007	10,000
	June 11, 2007	10,000
	June 7, 2007	9,000
	June 6, 2007	4,000
	June 5, 2007	5,000
	June 4, 2007	9,000

Annex 2

The undersigned hereby consents to being named as a nominee for election as a director of Parks! America, Inc., a Nevada corporation (the “Corporation”) in the consent solicitation statement and other materials concerning the undersigned’s nomination in connection with the solicitation from stockholders of the Corporation of consents to be voted at the 2009 special meeting of stockholders of the Corporation, including any adjournments or postponements thereof, and, if elected, to serve as a director of the Corporation.

__________________________________
Name: Name of Nominee
Date:

Annex 3

Parks! America, Inc.
1300 Oak Grove Road
Pine Mountain, GA 31822

By FEDEX

July 2, 2009

Mr. Larry L. Eastland
EDLA Family Limited Partnership
2242 Almo Avenue
Burley, Idaho 83318

12679 Promontory Road
Los Angeles, CA 90049

Gentlemen:

We acknowledge receipt of your letter dated June 25, 2009, and your public filing of purported proxy materials on June 25, 2009.

We note that you disclose in your "biography" that you were the President, CEO and Chairman of the Board of Parks! America, Inc. (the "Company") from December 23, 2003 to March 30, 2009. *You omit to state that everything you complained about in your so-called "proxy materials" occurred during the period that you ran the Company.*

We call your attention to the Severance Agreement among yourself, your affiliates and the Company dated March 24, 2009 (the "Severance Agreement"). This Severance Agreement was entered into when you separated from the Company approximately three months ago. As a condition of the Severance Agreement, you and the Company agreed not to publicly disparage each other. Your statements in your so-called proxy materials are unfounded, incorrect and broadly disparaging of the Board and the officers of the Company. The Company considers you and your affiliates to have breached the Severance Agreement. In addition, we do not believe your filing complies with the SEC's proxy rules for non-management proxy solicitations. The Company reserves all of its legal rights. Among other things, we have asked our counsel to consider whether the release you obtained as part of your severance package is binding in light of your breach.

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the
 Consent Solicitation

The consent solicitation statement is available at
http://[____________]

IMPORTANT:

TO BE SIGNED AND DATED ON THE REVERSE SIDE.

TO VOTE BY MAIL, PLEASE DETACH CONSENT CARD HERE

CONSENT OF SHAREHOLDERS OF PARKS! AMERICA, INC. TO TAKE ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY
Larry Eastland
EDLA Family Limited Partnership
Jay Pitlake
Jack Klosterman
Ben Smith
Jay Goldman
Richard Jackson
Robert O’Brien
The Nominees

Unless otherwise indicated below, the undersigned, a stockholder of record of Parks! America, Inc. (the Corporation”), hereby consents pursuant to Section 78.320 of the Nevada Revised Statute with respect to all shares of common stock of the Corporation, par value $.01 per share (the Common Stock”), held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL.  LARRY EASTLAND, THE EDLA FAMILY LIMITED PARTNERSHIP AND THE OTHER PARTICIPANTS RECOMMEND THAT YOU CONSENT TO PROPOSALS 1 AND 2.

THIS SOLITICATION ISNOT BEING MADE BY THE CORPORATION

A copy of the Consent Solicitation Statement filed by EDLA Family Limited Partnership is also available at [webise address] ..

PLEASE PROMPTLY SIGN, DATE AND MAIL THIS CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE, PLEASE CALL OR CONTACT

Regan & Associates, Inc.
505 Eight Avenue, Suite 800
New York, New York, 10018
Phone 212-587-3005
Facsimile 212-587-3006
CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

PRELIMINARY COPY

IMPORTANT:

PLEASE SIGN, DATE, AND RETURN THIS CONSENT CARD

IN THE ENCLOSED ENVELOPE!

TO VOTE BY MAIL, PLEASE DETACH CONSENT CARD HERE

☒	Please mark votes as in this example.

THE EDLA FAMILY LIMITED PARTNERSHIP RECOMMEND THAT YOU CONSENT TO PROPOSALS 1 AND 2.
1.
To elect the following persons to the board of directors of Parks! America, Inc. To serve until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Larry L. Eastland, Ph. D,. Queenie Lai, Esq., Roderick D. Davies,  Michael Lempres, Esq. Jack Klosterman Mark D. Stubbs, Bart Marcois, Jonathan Wing Lok, So, and Richard Nguyen Huu Nam.

		CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐
2.	To amend Article IV, Section 4.4 of the Corporation’s By-Laws, to increase the number of directors to 15.	CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE,
THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.
Date	, 2009

Signature

Signature (if held jointly)

Title(s)

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY LARRY EASTLAND, THE EDLA FAMILY LIMITED PARTNERSHIP AND THE OTHER PARTICIPANTS AND NOT ON BEHALF OF THE CORPORATION.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Written Consent of Stockholders.

1.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement is available at http:// [_____________].

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.

The written consent of stockholders will take effect as soon as consents signed by holders of a majority of the outstanding Common Stock received and delivered to Parks! America, Inc.

Action will be taken on these matters—

●	Elect of :

Larry L. Eastland, Ph. D,
 Queenie Lai, Esq.
 Roderick D. Davies,
Michael Lempres, Esq.
Jack Klosterman
Mark D. Stubbs,
Bart Marcois,
Jonathan Wing Lok, So, and
Richard Nguyen Huu Nam.

to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified:

●	Amendment of Article IV, Section 4.4 of the Corporation’s By-Laws, to increase the number of directors to 15.

The definitive proxy statement and consent card, and all future solicitation materials of Larry Eastland, EDLA Family Limited Partnership and the other Participants are being made available at http://www.[____________].